UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 25, 2011

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2207 Bridgepointe Parkway

Suite 500

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On May 31, 2011, Actuate Corporation (the “Company”) filed a Current Report on Form 8–K (the “Original Report”) to report the voting results of the Company’s Annual Meeting of Stockholders held on May 25, 2011 (the “Annual Meeting”) including, among other matters, the results of the advisory (non–binding) votes of its stockholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (a “Say–on–Pay Vote”). This Form 8–K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct an advisory vote on the compensation of the Company’s named executive officers. Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8-K/A should be read in conjunction with the Original Report

Item 5.07	Submission of Matters to a Vote of Security Holders.

In accordance with its prior recommendation that the Say-on-Pay Vote occur “every year” and the stockholder voting results at the Annual Meeting, in which “every year” received the votes of the majority of shares present in person or represented by proxy and entitled to vote on the Say-on-Pay Vote, future advisory (non-binding) Say-on-Pay Votes will occur every year until the next required vote on the frequency of stockholders vote on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: December 9, 2011	By:	/s/ Peter I. Cittadini
		Name:	Peter I. Cittadini
		Title:	President and Chief Executive Officer